UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2016

GREAT WESTERN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36688	47-1308512
(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue
Sioux Falls, South Dakota	57104
(Address of Principal Executive Offices)	(Zip Code)

(605) 334-2548
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 25, 2016, the Board of Directors increased the size of the board from eight to nine directors and elected James A. Israel to fill the vacancy created by such increase. Mr. Israel will serve as a Class III director which will stand for reelection at the 2017 Annual Stockholder Meeting. The Board has determined that Mr. Israel satisfies the definition of “independent director” and the requirements for service on the Board’s Audit Committee under the New York Stock Exchange listing standards. Mr. Israel will also serve on the Board’s Risk Committee and he is qualified as a financial and risk expert.
For his services as a director, Mr. Israel will participate in the Company’s standard compensation arrangements for non-employee directors as described in the Company’s Proxy Statement on Schedule 14A filed with the Securities Exchange Commission on January 4, 2016.
A Press Release announcing the appointment of Mr. Israel is attached as Exhibit 99.1 and incorporated herein by reference.

Exhibit No.    Description

99.1	Press Release of the registrant dated October 25, 2016, announcing the Board appointment of James A. Israel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORP, INC.

Date: October 25, 2016	By: /s/ Donald J. Straka
Name: Donald J. Straka
Title: General Counsel and Secretary